CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated July 26, 2013 on The Dreyfus Third Century Fund, Inc. for the fiscal year ended May 31, 2013 which is incorporated by reference in this Registration Statement (Form N-1A No. 2-40341 and 811-2192) of The Dreyfus Third Century Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

September 24, 2013